THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER THE ACT OR STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.
                                     FORM OF
                    ADDITIONAL COMMON STOCK PURCHASE WARRANT
                                       OF
                                  ABC-NACO INC.

No.  _____     Certificate  for  _____________  Warrant  Shares

     ABC-NACO INC., a Delaware corporation (the "Company"), hereby certifies that ______________________, or assigns, is the holder of the warrant set forth above (the "Warrant"). The Warrant entitles the holder thereof (a "Holder"), subject to the provisions contained herein, to purchase from the Company up to the aggregate number of shares of common stock, par value $.01 per share, of the Company ("Common Stock") set forth above (the "Warrant Shares"), at the exercise price of $.01 per share (the "Exercise Price"), subject to adjustment upon the occurrence of certain events described hereinafter. The Warrant shall terminate and become void as of 5:00 p.m., Chicago time, on June 25, 2011 (the "Expiration Date").
1.     Do  not  Remove.
     This Warrant is issued under and in accordance with the Series C Preferred Stock and Common Stock Warrant Purchase Agreement, dated as of April 17, 2001 (the "Stock Purchase Agreement"), between the Company and the Investors named therein.
The Exercise Price and the number of shares of Common Stock issuable upon the exercise of the Warrant are subject to adjustment as provided hereinafter in
Section  2.
All shares of Common Stock issuable by the Company upon the exercise of the Warrant shall, upon such issuance, be duly and validly issued and fully paid and non-assessable.
     1.1.          Exercise  Period.
     (a) This Warrant shall become exercisable for such number of Warrant Shares as follows:
     (i) On July 1, 2001, for ______________ Warrant Shares, if EBITDA for the twelve (12) months ended June 30, 2001, is less than Seventy Million Dollars ($70,000,000) and no Sale of the Company has occurred on or before June 30, 2001;
(ii) On October 1, 2001, for an additional _________ Warrant Shares, if EBITDA for the twelve (12) months ended September 30, 2001, is less than Seventy Million Dollars ($70,000,000) and no Sale of the Company has occurred on or before September 30, 2001;
(iii) On January 1, 2002, for an additional ____________ Warrant Shares, if EBITDA for the twelve (12) months ended December 31, 2001, is less than Seventy Million Dollars ($70,000,000) and no Sale of the Company has occurred on or before December 31, 2001;
(iv) On April 1, 2002, for an additional ____________ Warrant Shares, if EBITDA for the twelve (12) months ended March 31, 2002, is less than Seventy Million Dollars ($70,000,000) and no Sale of the Company has occurred on or before March 31, 2002;
(v) On July 1, 2002, for an additional _________ Warrant Shares, if EBITDA for the twelve (12) months ended June 30 2002, is less than Seventy Million Dollars ($70,000,000) and no Sale of the Company has occurred on or before June 30, 2002;
(vi) On October 1, 2002, for an additional ____________ Warrant Shares, if EBITDA for the twelve (12) months ended September 30, 2002, is less than Seventy Million Dollars ($70,000,000) and no Sale of the Company has occurred on or before September 30, 2002;
(vii) On January 1, 2003, for an additional __________ Warrant Shares, if EBITDA for the twelve (12) months ended December 31, 2002, is less than Seventy Million Dollars ($70,000,000) and no Sale of the Company has occurred on or before December 31, 2002; and
(viii) On April 1, 2003, for an additional _____________ Warrant Shares, if EBITDA for the twelve (12) months ended March 31, 2003, is less than Seventy Million Dollars ($70,000,000) and no Sale of the Company has occurred on or before March 31, 2003.
     (b) For purposes of this Section 1.1, the following terms are defined as set forth below:
     (i) "EBITDA" of a period shall mean the sum of (a) consolidated net income for such period, plus (b) provision for income taxes of the Company during such period, plus (c) depreciation and amortization expense of the Company accrued during such period (but only to the extent not included in interest expense), plus (d) net interest expense during such period, determined in accordance with U.S. generally accepted accounting principles in effect of the date of original issuance of this Warrant, as reflected on the Company's financial statements filed periodically with the Securities and Exchange Commission in accordance with the Exchange Act.
(ii) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.
(iii) "Marketable Securities" shall mean that (A) such securities are listed for trading on the New York Stock Exchange, the American Stock Exchange or the NASDAQ (as defined in Section 1.4 below); (B) the average closing price per share of such securities is at least Ten Dollars ($10.00) per share (determined during the twenty (20) trading days immediately preceding the first public announcement of the Sale of the Company); and (C) the average trading volume of such securities is at least 100,000 shares per trading day, as reported by Bloomberg, during the sixty (60) trading day period immediately preceding the first public announcement of the Sale of the Company.
(iv) "Person" shall mean and include an individual, a corporation, a partnership, a trust, an unincorporated organization and a government or any department, agency or political subdivision thereof.
     (v) "Sale of the Company" shall mean (A) the sale, conveyance or disposition of all of the equity interests in the Company or (B) the sale, conveyance or disposition of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis (other than to a wholly owned Subsidiary of the Company or a pledge or grant of a security interest to a bona fide lender), in either case for cash or Marketable Securities.

     (vi) "Subsidiaries" shall mean, when used with reference to a Person, a corporation or limited liability company, the majority of the outstanding voting securities or membership interests of which are owned directly or indirectly by such Person.

     (c) Within 30 days of the end of each calendar quarter referred to above in Section 1.1(a), the Company shall deliver to the Holder of this Warrant a written statement setting forth in reasonable detail the actual EBITDA of the Company for the twelve month period ending on the date that such calendar quarter ends.
     1.2. Exercise Procedure. In order to exercise the Warrant, the Holder hereof must surrender the Warrant at the office of the Company, at 335 Eisenhower Lane South, Lombard, Illinois 60148, Attention: Secretary, or such other address as the Company may specify by written notice to the Holder hereof, with the Exercise Subscription Form attached hereto as Exhibit A duly executed by the Holder hereof, together with any required payment in full of the Exercise Price then in effect for the Warrant Shares, as to which the Warrant is submitted for exercise, all subject to the terms and conditions hereof. Any such payment of the Exercise Price shall be in cash (except as provided in Section 1.4 hereof), payable to the order of the Company, by bank check or wire transfer of an amount equal to the applicable Exercise Price.
1.3. Partial Exercise. This Warrant may be exercised for less than the aggregate number of Warrant Shares, in which case the number of Warrant Shares receivable upon the exercise of this Warrant as a whole, and the sum payable upon the exercise of this Warrant as a whole, shall be proportionately reduced. Upon any such partial exercise, the Company, at is expense shall forthwith issue to the Holder hereof a new Warrant or Warrants of like tenor calling for the number of remaining Warrant Shares as to which rights have not been exercised, such Warrant or Warrants to be issued in the name of the holder hereof or its nominee (upon payment by such holder of any applicable transfer taxes).
     1.4.          Net  Issue  Exercise.
     (a) In lieu of paying the Exercise Price in cash, the Holder may elect to pay the Exercise Price with Warrant Shares by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder that number of Warrant Shares computed using the following formula:


                               [GRAPHIC  OMITED]


Where
X     is  the  number  of Warrant Shares to be issued to Holder pursuant to this
Section  1.4;
Y     is  the  number  of  Warrant  Shares as to which Holder is exercising this
Warrant;
A is the Fair Market Value Price (as hereinafter defined) of the Company's Common Stock in effect under this Warrant as of the date of exercise of this Warrant; and
     B is the Exercise Price in effect under this Warrant as of the date of exercise of this Warrant.
     (b) As used herein, the "Fair Market Value Price" of the Company's Common Stock shall be the average of the closing prices per share of the Company's Common Stock as reported by the Nasdaq National Market ("NASDAQ") (or on any exchange on which Common Stock is listed) or, if there is no such closing price, the average of the closing bid and asked prices quoted in the Over-The-Counter Market Summary, whichever is applicable, as published in the Eastern Edition of The Wall Street Journal for the ten (10) trading days immediately prior to the date of determination of such price. If the Company's Common Stock is not traded on NASDAQ (or other exchange) or Over-The-Counter, the "Fair Market Value Price" of the Company's Common Stock shall be the price per share as determined in good faith by the Company's Board of Directors.
     1.5. Expenses in Connection with Exercise. The Company shall pay all taxes and other governmental charges that may be imposed on the Company or on the Warrant or on the Warrant Shares or any other securities deliverable upon exercise of the Warrant. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock or other securities underlying the Warrant or payment of cash to any person other than the Holder of the Warrant surrendered upon the exercise of a Warrant, and in case of such transfer or payment, the Company shall not be required to issue any stock certificate or pay any cash until such tax or other charge has been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

2.     Do  not  Remove.

     2.1. Adjustments. The number of Warrant Shares issuable upon exercise of the Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:
     (a) Adjustment for Dividends in Other Stock, Property, etc.; Reclassification, etc. In case the holders of Common Stock (or any Other Securities, as defined below) have received, or (on or after the record date fixed for the determination of stockholders eligible to receive) have become entitled to receive, without payment therefor,
     (i) other or additional stock or other securities or property (other than cash) by way of dividend, or
(ii) any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company), or
(iii) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, or any merger or consolidation or the sale, conveyance or disposition of a majority of the assets of the Company and its Subsidiaries on a consolidated basis (other than to a wholly owned Subsidiary of the Company), other than additional shares of Common Stock (or Other Securities) issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in Section 2.1(b)), then and in each such case the Holder will be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (ii) and (iii) of this Section 2.1(a)) that such Holder would be entitled to receive on the date of such exercise if on the date hereof, such Holder had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date hereof up to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the cases referred to in clauses (ii) and (iii) of this Section 2.1(a)) receivable by such Holder as aforesaid during such period, giving effect to all adjustments called for during such period by Section 2.1(b). The term "Other Securities" means stock or other securities of the Company or any other Person (i) which the Holder at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or (ii) which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or such other stock or securities pursuant to the terms hereof.

     (b)     Adjustment  for  Stock  Dividend, Stock Split, etc.  If the Company
(i) issues additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock, (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock, and then, in each such event, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to the record date for such dividend or distribution or the effective date of such subdivision or combination shall be adjusted, and thereafter simultaneously with such event, the Exercise Price shall be adjusted by multiplying the current Exercise Price by a fraction, the numerator of which will be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which will be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained will thereafter be the Exercise Price then in effect; provided, however, that in no event shall the Exercise Price of this Warrant be adjusted downward to an amount that is below the then current par value of the Common Stock. An adjustment made pursuant to this Section 2.1(b) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.
(c)     Notices  of  Record  Date,  etc.  In  the  event  of:
     (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or
(ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any sale of the Company (whether by sale of stock, merger, consolidation or sale of all or substantially all the assets of the Company or otherwise), or
(iii) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and (B) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) will be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice will be mailed at least ten (10) Business Days prior to the date specified in such notice on which any such action is to be taken. For purposes of this Warrant, the term "Other Securities" shall mean stock or other securities of the Company or any other entity (corporate or otherwise) (i) which the Holder at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or (ii) which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or such other stock or securities pursuant to the terms hereof; and the term "Business Day" shall mean any day other than Saturday, Sunday or other day in which commercial money center banks in New York City, New York are closed for business.

     (d) De Minimis Adjustments. No adjustment in the number of shares of Common Stock issuable hereunder shall be required unless such adjustment would require an increase or decrease of at least one-tenth of one percent (.1%) in the number of shares of Common Stock purchasable upon an exercise of each Warrant; provided, however, that any adjustments which by reason of this Section 2.1(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one one-thousandth (1/1,000) of a share.
(e) Effective Date for Adjustment. For purposes of any adjustment to the number of Warrant Shares issuable to the Holder, the exercise of the Warrant shall be deemed to have occurred on the first day immediately following the conclusion of each quarterly exercise period ending on March 31, June 30, September 30 and December 31 as set forth in Section 1.
     2.2. Officers' Statement as to Adjustments. Whenever the number of Warrant Shares or other stock or property issuable upon the exercise of this Warrant or the Exercise Price shall be adjusted as provided in Section 2.1(a) and Section 2.1(b) hereof, respectively, the Company shall forthwith (i) file at each office designated for the exercise of this Warrant a statement, signed by the Chairman of the Board, the President, or any Vice President or Treasurer of the Company, and (ii) provide written notice, sent by mail, first class, postage prepaid, to the record Holder of this Warrant at its address appearing on the stock register, in each case showing in reasonable detail the facts requiring such adjustment and the computation by which such adjustments were made.
2.3. Fractional Interest. The Company may, but shall not be required to, issue fractional shares of Common Stock on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon such exercise thereof shall be computed on the basis of the aggregate number of shares of Common Stock acquirable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section 2.3 be issuable on the exercise of any Warrant (or specified portion thereof), the Company may, in lieu thereof, pay an amount in cash calculated by it to be equal to the then current market value per share of Common Stock (as determined by the Board of Directors) multiplied by such fraction computed to the nearest whole cent; provided, however, that in the event the Company is unable or is not permitted under applicable law or under any applicable financing agreements to pay such amount in cash, the Company shall issue fractional shares rounded to the nearest one one-hundredth (1/100) of a share.

     2.4. Adjustment by Board of Directors. If any event occurs as to which the provisions of Section 2.1 are not strictly applicable or if strictly applicable would not fairly protect the rights of the Holder of this Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Exercise Price as otherwise determined pursuant to any of the provisions of Section 2.1 except in the case of a combination of shares of a type contemplated in Section 2.1(a) and then in no event to an amount larger than the Exercise Price as adjusted pursuant to Section 2.1(b).
3.     Do  not  Remove.

     3.1. Exchange of Warrant. At the option of the Holder, the Warrant may be exchanged at such office, and upon payment of the charges hereinafter provided. Whenever the Warrant is so surrendered for exchange, the Company shall execute and deliver the Warrant that the Holder making the exchange is entitled to receive.
3.2. Company's Obligations. A Warrant issued upon any registration of transfer or exchange of the Warrant shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Warrant, as the Warrant surrendered for such registration of transfer or exchange.
3.3. Evidence of Transfer or Assignment. This Warrant, if surrendered for registration of transfer or exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form attached hereto as Exhibit B, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing.
3.4. Delivery of Stock Certificates on Exercise. As soon as practicable after the exercise of this Warrant and payment of the Exercise Price, and in any event within ten (10) Business Days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the holder hereof a certificate or certificates for the number of fully paid and non-assessable shares or other securities or property to which such holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount determined in accordance with Section 2.3 hereof. The Company agrees that the shares so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid.
     3.5. No Charges. No service charge shall be made for any registration of transfer or exchange of the Warrant.
4.     Do  not  Remove.

     4.1. No Voting Rights. Prior to the exercise of the Warrant, no Holder of this Warrant, as such, shall be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote, to consent, to exercise any preemptive right, to receive any notice of meetings of stockholders for the election of directors of the Company or any other matter or to receive any notice of any proceedings of the Company, except as may be specifically provided for herein.
     4.2. Right of Action and Remedies. All rights of action in respect of this Warrant are vested in the Holder of the Warrant, and any Holder of the Warrant or the Holder of any other Warrant, may, in such Holder's own behalf and for such Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder's right to exercise, exchange or tender for purchase such Holder's Warrant in the manner provided herein. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that the same may be specifically enforced.
5.     Do  not  Remove.

     5.1. Surrender of Warrant. A Warrant surrendered for exercise or redemption shall, if surrendered to the Company shall be promptly canceled by the Company and shall not be reissued by the Company. The Company shall destroy such each canceled Warrant.
5.2.          Mutilated,  Destroyed,  Lost  and  Stolen  Warrants.
     (a) If (i) a mutilated Warrant is surrendered to the Company or (ii) the Company receives evidence to its reasonable satisfaction of the destruction, loss or theft of the Warrant, and there is delivered to the Company such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Company that such Warrant has been acquired by a bona fide purchaser, the Company shall execute and deliver, in exchange for any such mutilated Warrant or in lieu of any such destroyed, lost or stolen Warrant, a new Warrant of like tenor and for a like aggregate number of Warrant Shares.
(b) Upon the issuance of any new Warrant under this Section 5.2, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the reasonable fees and expenses of the Company and of counsel to the Company) in connection therewith.
(c) A new Warrant executed and delivered pursuant to this Section 5.2 in lieu of any destroyed, lost or stolen Warrant shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Warrant equally and proportionately with any and all other Warrants duly executed and delivered hereunder.
(d) The provisions of this Section 5.2 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, destroyed, lost or stolen Warrants.
     5.3. Notices. (a) Except as otherwise provided in Section 5.3(b), any notice, demand or delivery authorized by this Warrant shall be sufficiently given or made when mailed if sent by first-class mail, postage prepaid, or by facsimile, addressed to any Holder of the Warrant at such Holder's address or facsimile number shown on the register of the Company and to the Company as follows:
If  to  the  Company:

ABC-NACO  INC.
335  Eisenhower  Lane  South
Lombard,  IL  60148
Attention:  Secretary

or such other address as shall have been furnished to the party giving or making such notice, demand or delivery.
     (a)     Hidden  text  do  not  remove
(b) Any notice required to be given by the Company to the Holder shall be made by mailing by registered mail, return receipt requested, or by facsimile to the Holders at their respective addresses shown on the register of the Company. Any notice that is mailed or sent via facsimile in the manner herein provided shall be conclusively presumed to have been duly given when mailed or transmitted, whether or not the Holder receives the notice.
     5.4. Persons Benefiting. This Warrant shall be binding upon and inure to the benefit of the Company, and its respective successors and assigns, and the Holder, from time to time, of the Warrant. Nothing in this Warrant is intended or shall be construed to confer upon any Person, other than the Company, and the Holder of the Warrant any right, remedy or claim under or by reason of this Warrant or any part hereof.
5.5. Counterparts. This Warrant may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.
5.6. Headings. The descriptive headings of the several Sections of this Warrant are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof.
5.7. Amendments. The Company shall not, without the prior written consent of the Holder of the Warrant, by supplemental agreement or otherwise, make any changes, modifications or amendments to this Warrant.
5.8. Applicable Law. THIS WARRANT AND ALL RIGHTS ARISING HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS AND INSTRUMENTS EXECUTED AND TO BE PERFORMED ENTIRELY IN SUCH STATE.
5.9. Waiver of Jury Trial. EACH PARTY TO THIS WARRANT, AND EACH HOLDER BY ACCEPTANCE OF THE WARRANT, HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

This Warrant shall not be valid for any purpose until it shall have been signed by the Company.
Dated:  June  __,  2001

     ABC-NACO  INC.


     By:
     Name:
Title:

ACCEPTED  AS  OF  THE  DATE  HEREOF:
     HOLDER


By:



By:
     Name:
     Title:

                                                                       Exhibit B
                                                                       ---------

                                                                       Exhibit A
                                                                       ---------

                  [To be signed only upon exercise of Warrant]
                           EXERCISE SUBSCRIPTION FORM
To:     ABC-NACO  INC.
     335  Eisenhower  Lane  South
     Lombard,  Illinois  60148
     Attn:  Secretary
     The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ______ shares of Common Stock of _____________ and herewith makes payment of $_____ therefor, and requests that the certificates for such shares be issued in the name of, and be delivered to ____________, whose address is _____________.
Dated:  _____________


By

     Address:

                  [To be signed only upon transfer of Warrant]
                         FORM OF ASSIGNMENT AND TRANSFER
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________ the right represented by the within Warrant to purchase the ______ shares of the Common Stock of ____________________ to which the within Warrant relates, and appoints _____________ attorney to transfer said right on the books of _____________________ with full power of substitution in the premises.
Dated:  _____________

     By

     Address:

     Exhibit C
     ---------

     [NET ISSUE EXERCISE OF WARRANT]
     FORM OF NET ISSUE EXERCISE
To:     ABC-NACO  INC.
     335  Eisenhower  Lane  South
     Lombard,  Illinois  60148
     Attn:  Secretary
     The undersigned, the holder of the attached Warrant number W ______, hereby irrevocably elects to exercise the purchase right represented by such Warrant pursuant to Section 1.4 (Net Issue Exercise) thereof, and requests that the certificates for such shares be issued in the name of, and be delivered to ____________________________, whose address is _____________________________.
Dated:  _____________________     ___________________________________
     By:  ________________________________
     Address:
     ____________________________________
     ____________________________________